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                                                                    EXHIBIT 99.J

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement No. 811-3980 of the Morgan Stanley Institutional Fund Trust (the "Trust") on Form N-1A of our report dated November 16, 2001, appearing in the annual report to shareholders of the portfolios of the Trust for the year ended September 30, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 29, 2002